UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2021

CREATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-240161	84-2054332
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Sichenzia Ross Ference LLP 1185 Avenue of the Americas, 37th Floor New York, NY	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-930-9700

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Election of Directors; Compensatory Arrangements of Certain Officers.

On November 24, 2021, shareholders constituting the majority voting power (the “Majority Shareholders”) of CREATIONS, INC. (the “Company”) appointed Ilan Arad Keshet and Shmuel Yelshevich to serve, along with Yaniv Aharon as Directors (“Directors”) of the Company.

Mr. Arad, co-founded Yetsira and has served as Chief Executive Officer and Investment Manager of Yetsira since November 2016. From 2013 to 2015. Mr. Arad Keshet served as a private investment manager and counselor to a wealth family, specializing in complex options strategies. From 2010 to 2013, Mr. Arad Keshet served at dash- Securities, a large brokerage firm in Israel, as a trading floor manager and portfolio manager of institutional funds. Mr. Arad Keshet holds a portfolio management license from the ISA and a BA in Finance from Max Stern Yezreel Valley College. Mr. Arad Keshet is a licensed portfolio manager by the ISA.

Mr. Yelshevich is the Interim Chief Financial Officer of Creations, Inc. since June 2021 and CFO of Ocean Yetsira since July 2020. Prior to that, Shmuel co-founded Yetsira and served as a Director and Chief Financial Officer, Vice President of Sales and Investment Manager at Yetsira since November 2016. From 2013 to 2016, Mr. Yelshevich served as a manager of marketing department, portfolio manager and analyst at a large Israeli portfolio management firm. Mr. Yelshevich holds a portfolio management license from the ISA and a B.A. in Finance and Financial Risk Management from The Interdisciplinary Center Herzliya. Mr. Yelshevich is a licensed portfolio manager by the ISA.

Mr. Arad Keshet and Mr. Yelshevich will serve as Directors, along with Mr. Aharon, until the next meeting of stockholders, or until their death, resignation or removal.

There is no arrangement or understanding between Mr. Arad Keshet, Mr. Yelshevich, and any other persons, pursuant to which they were selected as Directors. Mr. Arad Keshet and Mr. Yelshevich have not engaged in any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. There are no family relationships between Mr. Arad Keshet, Mr. Yelshevich and any Director or executive officer of the Company.

On November 24, 2021, Niv Nissenson resigned as Director, effective upon and simultaneously with the appointments of Mr. Arad and Mr. Yelshevich as Directors. Mr. Nissenson’s resignation was not a result of any disagreement with the Company.

On November 24, 2021, Niv Nissenson resigned as Interim CEO of Creations Inc, effective December 3rd, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CREATIONS, INC.

Dated: December 1, 2021	By:	/s/ Shmuel Yelshevich
	Name:	Shmuel Yelshevich
	Title:	Interim Chief Financial Officer